UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2010

eOn Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

185 Martinvale Lane San Jose, CA	95119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 408-694-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposal of Assets

On June 9, 2010, the Company executed a Stock Purchase Agreement to purchase 501,382 shares of common stock of Cortelco Systems Puerto Rico, Inc. (“CSPR”) from David S. Lee, eOn’s Chairman. The sale of CSPR stock was completed on June 9, 2010. The consideration for the CSPR shares consists of (i) 90,959 Company shares of stock, issued to Mr. Lee effective June 9, 2010, (ii) a cash payment of $185,511.34, payable in three annual installments, with the initial installment due on June 9, 2011, (iii) and the right to share in sale proceeds received by the Company if the Company sells the CSPR shares on or before June 9, 2013 for a price that is more than the Company paid for the shares. The number of eOn shares issued to Mr. Lee was calculated based average closing price of eOn Shares for thirty (30) trading days ending on June 8, 2010. The Company has the right to require Mr. Lee to repurchase the CSPR shares at the price paid by the Company on or after June 9, 2013, but before June 9, 2014. The purchase, combined with shares already owned by the Company, establishes eOn Communications as the majority shareholder of Cortelco Systems Puerto Rico. A copy of the Stock Purchase Agreement is attached as Exhibit 2.1 hereto and incorporated into this Form 8-K by reference.

Item 2.02	Results of Operations and Financial Condition

On June 10, 2010, eOn Communications issued a press release reporting financial results for the third quarter ended April 30, 2010. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated into this Form 8-K by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits:

Exhibit Number	Description of Exhibit

2.1	Stock Purchase Agreement dated June 9, 2010 between eOn Communications Corporation and David S. Lee

99.1	Press release dated June 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2010

EON COMMUNICATIONS CORPORATION

By:	/s/ Lee M. Bowling
Lee M. Bowling
Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

2.1	Stock Purchase Agreement dated June 9, 2010 between eOn Communications Corporation and David S. Lee

99.1	Press release dated June 10, 2010.